                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K/A


                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   May 9, 1996
                          ----------------------------
                        (Date of earliest event reported)





                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of Registrant as specified in its charter)



        Maryland                 33-69482                   52-1494660
(State of incorporation)  (Commission File Number)         (IRS Employer
                                                       Identification Number)



               2000 W. 41st Street, Baltimore, Maryland 21211-1420
               ---------------------------------------------------
               (Address of principal executive offices)(Zip code)




       Registrant's telephone number, including area code: (410) 467-5005
                                                           ---------------

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

         The Financial statements required by this item are submitted in a separate section of this report.





SUPERIOR COMMUNICATIONS GROUP, INC.
         Consolidated Balance Sheet as of March 31, 1996
         Consolidated Statements of Operations for the Three Months Ended
                  March 31, 1995 and March 31, 1996
         Consolidated Statements of Cash Flows for the Three Months Ended
                  March 31, 1995 and March 31, 1996
         Notes to Consolidated Financial Statements

(b)      Pro Forma Financial Information

         The pro forma financial information required by this item is submitted in the pages to follow.

(c)      Exhibits

Item 5.  Other Matters

(a)      Financial Statements of Probable Business Acquisitions

         The Financial statements required by this item are submitted in a separate section of this report.


KANSAS CITY TV 62 LIMITED PARTNERSHIP
         Balance Sheet as of March 31, 1996
         Statements of Operations for the Three Months Ended March 31,
                  1995 and March 31, 1996
         Statements of Cash Flows for the Three Months Ended March 31, 1995
                  and March 31, 1996
         Notes to Financial Statements

CINCINNATI TV 64 LIMITED PARTNERSHIP
         Balance Sheet as of March 31, 1996
         Statements of Operations for the Three Months Ended March 31,
                  1995 and  March 31, 1996
         Statements of Cash Flows for the Three Months Ended March 31, 1995
                  and March 31, 1996
         Notes to Financial Statements

RIVER CITY BROADCASTING L.P.
         Consolidated Balance Sheet as of
                  March 31, 1996
         Consolidated Statements of Operations for the Three Months Ended
                  March 31, 1995 and 1996
         Consolidated Statements of Cash Flows for the Three Months Ended
                  March 31, 1995 and 1996
         Notes to Consolidated Financial Statements

(b)      Pro Forma Financial Information

         The pro forma information required by this item is submitted in the pages to follow.

(c)      PRO FORMA CONSOLIDATED FINANCIAL DATA

     The Pro Forma Consolidated Financial Data includes the unaudited pro forma consolidated balance sheet of the Company as of March 31, 1996 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 1996 (the "Pro Forma Consolidated Statement of Operations").

     The unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to (I) the consummation of the acquisition of the assets and liabilities of Superior Communications Group, Inc. ("Superior"), and the probable acquisitions of (II) Kansas City TV 62 Limited Partnership ("KSMO"), Cincinnati TV 64 Limited Partnership ("WSTR") and River City Broadcasting L.P. ("RCB") and
(III) cash on hand and borrowings under the existing Bank Credit Agreement and New Credit Facilities in amounts sufficient to complete the transactions described in (I) and (II) above.

     The unaudited Pro Forma Consolidated Statement of Operations is adjusted to give effect to (I) the consummation of the acquisition of Superior, (II) the probable acquisitions of KSMO, WSTR and RCB and (III) cash on hand and borrowings under the existing Bank Credit Agreement and New Credit Facilities in amounts sufficient to complete the transactions described in (I) and (II) above. The WSYX-TV information in the Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations reflects the modification of the current acquisition documents eliminating Sinclair Broadcast Group, Inc's.
("SBG") option to acquire the assets of WSYX-TV. This resulted from the Department of Justice ("DOJ") expressing preliminary concerns about SBG's operation of two television stations in Columbus, Ohio. In order to maintain the original schedule for the rest of the transaction, SBG and RCB have entered into an agreement with the DOJ that will result in a modification of the terms of the previously mentioned probable transaction.

     The pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements and related notes thereto, the Financial Statements and related notes of Superior, KSMO, WSTR and RCB. The unaudited Pro Forma
Consolidated Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on the dates specified or to project the Company's results of operations or financial position for or at any future period or date.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                            Superior
                                                        Consolidated    Commmunications      Pro Forma          Pro Forma
                                                         Historical      Group, Inc.(a)     Adjustments        Consummated

                                                        --------------------------------------------------------------------
                          ASSETS
CURRENT ASSETS:
        Cash, including cash equivalents................    $97,420         $       -       $   (3,150)  (b) $   94,270
        Accounts receivable, net of allowance for
                doubtful accounts.......................     41,148             2,202                            43,350
        Current portion of program contract costs.......     17,636             2,145                            19,781
        Deferred barter costs...........................      1,688                                               1,688
        Prepaid expenses and other current assets.......      2,355               120                             2,475
        Deferred tax asset..............................      5,279                                               5,279
                                                          -----------------------------------------------      --------
                        Total current assets............    165,526             4,467           (3,150)         166,843
PROPERTY AND EQUIPMENT, net.............................     44,880            10,094                            54,974
PROGRAM CONTRACT COSTS, less current portion............     15,858             2,591                            18,449
LOANS TO OFFICERS AND AFFILIATES, net...................     11,856                                              11,856
NON-COMPETE AND CONSULTING AGREEMENTS, net..............     25,199                                              25,199
DEFERRED TAX ASSET......................................     17,770                                              17,770
OTHER ASSETS............................................     30,536                                              30,536
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net............    298,355            53,953                           352,308
                                                          -----------------------------------------------      --------
                        Total assets....................   $609,980         $  71,105       $   (3,150)         677,935
                                                          ===============================================      ========

               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
        Accounts payable................................   $  2,130               239       $                $    2,369
        Income taxes payable............................      2,729                                               2,729
        Accrued Liabilities.............................     30,373               235                            30,608
        Current portion of long-term liabilities-
                Notes payable and commercial bank
                     financing..........................      1,235                                               1,235
                Capital leases payable..................        441                                                 441
                Notes and capital leases payable to
                     affiliates.........................      1,907                                               1,907
                Program contracts payable...............     24,542             1,842                            26,384
        Deferred barter revenues........................      2,080                                               2,080
                                                          ------------------------------------------------     --------
                        Total current liabilities.......     65,437             2,316                -           67,753
LONG-TERM LIABILITIES
        Notes payable and commercial bank financing.....    400,000                             59,850   (b)    459,850
        Capital leases payable..........................          -
        Notes and capital leases payable to affiliates..     13,716                                              13,716
        Program contracts payable.......................     30,213             2,368                            32,581
        Deferred tax liability..........................          -             3,384                             3,384
        Other long-term liabilites......................      2,395                37                             2,432
                                                          ------------------------------------------------     ---------
                        Total liabilities...............    511,761             8,105           59,850          579,716
                                                          ------------------------------------------------     ---------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY............      2,303                 -                -            2,303
                                                          ------------------------------------------------     ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
        Preferred stock, $.01 par value, 5,000,000 shares
                authorized and -0- outstanding..........          -
        Class A Common stock, $.01 par value, 35,000,000
                shares authorized and -0- and 5,960,000
                shares issued and outstanding,
                respectively............................         60                                                  60
        Class B Common stock, $.01 par value, 35,000,000
                shares authorized and 28,790,000 shares
                issued and outstanding..................        288                                                 288
        Additional paid-in-capital......................    116,089                                             116,089
        Accumulated deficit.............................    (20,521)                                            (20,521)
                                                          ------------------------------------------------     ---------
                        Total stockholders' equity......     95,916                 -                -           95,916
                                                          ------------------------------------------------     ---------
                        Total Liabilities and Stock-
                              holders' Equity...........   $609,980         $    8,105      $   59,850       $  677,935
                                                          ================================================     =========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)



(a) The Superior Communications Group, Inc. (Superior) column reflects the assets and liabilities acquired in connection with the purchase of the outstanding stock of Superior. Total acquired intangibles are calculated as follows:



                                                              Superior
                                                              --------

      Purchase price........................................ $ 63,000
           Add:  Liabilities acquired -
                 Accounts payable............................     239
                 Accrued expenses............................     235
                 Current portion of program contract costs...   1,842
                 Long-term portion of program contract costs.   2,368
                 Deferred tax liability......................   3,384
                 Other long-term liabilities.................      37
           Less: Assets acquired -
                 Accounts receivable.........................  (2,202)
                 Current portion of program contracts........  (2,145)
                 Prepaid expenses and other current assets...    (120)
                 Property and equipment...................... (10,094)
                 Non-current portion of program contracts....  (2,591)
                                                              ------

                 Acquired intangibles........................$(53,953)
                                                             ========


(b) In March 1996, the Company entered into an agreement to acquire the outstanding stock of Superior and made a cash payment of approximately $3.2 million to be applied against cash proceeds to the stockholders of Superior upon closing. The Company funded the remaining cash proceeds to the seller of $59.8 million by utilizing available indebtedness under Facility B of the Bank Credit Agreement.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                         Superior
                                                       Consolidated      Flint        Commmunications      Pro Forma     Pro Forma
                                                        Historical     TV, Inc.(a)     Group, Inc.(b)     Adjustments   Consummated
                                                       --------------------------------------------------------------   -----------
REVENUES:
        Station broadcast revenues, net of agency
          commissions................................  $   44,176    $  1,012        $   3,389             $       -    $    48,577
        Revenues realized from station barter
          arrangements...............................       3,593                                                             3,593
                                                       -----------------------------------------------------------------------------
                     Total revenues..................      47,769       1,012            3,389                     -         52,170
                                                       -----------------------------------------------------------------------------
OPERATING EXPENSES:
        Program and production.......................       7,648         101              437                                8,186
        Selling, general and administrative..........       9,292         345            1,691                               11,328
        Expenses realized from station barter
                arrangements.........................       2,931                                                             2,931
        Amortization of program contract costs
                and net realizable value
                adjustments..........................       7,717         125              549                                8,391
        Depreciation and amortization of property
                and equipment........................       1,465           4              279                  67 (c)        1,815
        Amortization of acquired intangible broad-
                casting assets, non-compete and
                consulting agreements and other
                assets...............................      10,677                          399                 440 (d)       11,516
                                                       -----------------------------------------------------------------------------
                     Total operating expenses........      39,730         575            3,355                 507           44,167
                                                       -----------------------------------------------------------------------------
                     Broadcast operating income
                        (loss).......................       8,039         437               34                (507)           8,003
                                                       -----------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
        Interest and amortization of debt
          discount expense...........................     (10,896)                                                          (10,896)
        Interest expense.............................           -                         (347)               (910)(e)       (1,257)
        Interest income..............................       1,723                                             (372)(f)        1,351
        Other income.................................         253          19                3                                  275
                                                       -----------------------------------------------------------------------------
                     Income (loss) before (provision)
                       benefit for income taxes......        (881)        456             (310)             (1,789)          (2,524)

(PROVISION) BENEFIT FOR INCOME TAXES.................         423        (219)              87                 859 (g)        1,150
                                                       -----------------------------------------------------------------------------

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS...  $     (458)   $    237       $     (223)          $    (930)     $    (1,374)
                                                       =============================================================================

EARNINGS PER COMMON SHARE
                                                       -----------------------------------------------------------------------------
Net loss per common share............................  $    (0.01)                                                      $     (0.04)
                                                       =============================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)...      34,750                                                           34,750
                                                       =============================================================================


          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in thousands)

(a) The Flint Inc. column reflects the results of operations for WSMH for the period from 1/1/96 to February 28, 1996, the date the transaction was consummated.


(b) The Superior Communications Group, Inc. column reflects the results of operations for Superior for the three months ended 3/31/96 as the purchase transaction was consummated in May 1996.


(c) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by WSMH and Superior. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years, calculated as follows:

                                                  WSMH    Superior     Total
                                                  ----    --------     -----

  Depreciation expense on acquired assets..... $    32    $   318     $  350
  Less: Depreciation expense recorded by WSMH
     and Superior............................       (4)      (279)      (283)
                                                   ---     ------     ------

  Pro forma adjustment........................ $    28    $    39    $    67
                                               =======    =======     ======

(d) To record amortization expense related to acquired intangible assets and eliminate amortization expense recorded by WSMH and Superior. Intangible assets are to be amortized over lives ranging from 1 to 40 years, calculated as follows:

                                                   WSMH     Superior   Total
                                                   ----     --------   -----

  Amortization relating to acquired intangible
     assets...................................    $  167   $   672    $  839

  Less: Intangible amortization recorded by
     WSMH and Superior........................         -      (399)     (399)
                                                     ---     ------   ------

  Pro forma adjustment........................    $  167   $   273    $  440
                                                  ======    =======   ======


(e) To record interest expense on acquisition financing relating to Superior of $59,850 (in Credit Facility with commercial bank at 8.4% for 3 months) eliminate interest expense recorded.

                                                            Superior
                                                            --------

  Interest expense adjustment as noted above..              $ 1,257

  Less: Interest expense recorded by
     Superior................................                  (347)
                                                             ------

  Pro forma adjustment........................              $   910
                                                             =======


(f) To eliminate interest income on public debt proceeds relating to WSMH and Superior of $34,400 (with a commercial bank at 5.7% for 2 months) and $3,150 (with commercial bank at 5.7% for 3 months), respectively and eliminate interest income recorded.


                                                   WSMH    Superior     Total
                                                   ----    --------     -----

  Interest income adjustment as noted above...    $ (327)   $  (45)   $  (372)

  Less: Interest income recorded by WSMH and
     Superior.................................         -         -          -
                                                     ---        ---       ---

  Pro forma adjustment........................    $  (327)     (45)   $  (372)
                                                  =======   ======    =======

(g)   To record tax benefit of pro forma adjustments.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                                         Pro Forma
                                                     Pro Forma                        River City             Pro Forma   Consummated
                                                    Consummated    KSMO(a)   WSTR(b)  Broadcasting(c) WSYX(d) Adjustments Probable
                                                    ----------  ---------  -------- --------------   ----    -----------  ---------

               ASSETS
CURRENT ASSETS:
 Cash, including cash equivalents.............       $ 94,270    $ 1,135   $ 1,377   $      -      $  -     $(72,882)  $  23,900
 Accounts receivable, net of allowance for
      doubtful accounts.......................         43,350      3,365     2,300     10,000                             59,015
 Current portion of program contract costs....         19,781      3,000     3,884     18,714       (1,789)               43,590
 Deferred barter costs........................          1,688                                                              1,688
 Prepaid expenses and other current asset.....          2,475        311        50                                         2,836
 Deferred tax asset ..........................          5,279                                                              5,279
                                                  ------------------------------------------------------------------------------
                 Total current assets.........        166,843      7,811     7,611     28,714       (1,789)  (72,882)    136,308
PROPERTY AND EQUIPMENT, net...................         54,974      3,762     8,360    138,862      (16,710)              189,248
PROGRAM CONTRACT COSTS, less current portion..         18,449      3,135     3,740     20,365       (2,944)               42,745
LOANS TO OFFICERS AND AFFILIATES, net.........         11,856                                                             11,856
NON-COMPETE AND CONSULTING AGREEMENTS, net....         25,199                                                             25,199
DEFERRED TAX ASSET............................         17,770                                                             17,770
OTHER ASSETS..................................         30,536                                                14,725(f)    45,261
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net..        352,308      9,444     8,880    795,956                          1,166,588
                                                  ------------------------------------------------------------------------------
                 Total assets.................      $ 677,935    $24,152   $28,591   $983,897     $(21,443)  (58,157) $1,634,975
                                                  ==============================================================================
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts Payable.............................      $   2,369    $ 1,434   $ 1,339   $      -     $       - $     -   $    5,142
 Income Taxes Payable.........................          2,729                                                              2,729
 Accrued Liabilities .........................         30,608                                                             30,608
 Current portion of long-term liabilities-
   Notes payable and commercial bank financing          1,235                                                              1,235
   Capital leases payable.....................            441                                                                441
   Notes and capital leases payable...........          1,907                                                              1,907
   Program contracts payable..................         26,384       3,610    4,533      27,686       (2,518)              59,695
 Deferred barter revenues.....................          2,080                                                              2,080
                                                  ------------------------------------------------------------------------------
                 Total current liabilities....         67,753       5,044    5,872      27,686       (2,518)        -    103,837
LONG-TERM LIABILITIES:
 Notes payable and commercial bank financing..        459,850                                                 770,187(g)1,230,037
 Capital leases payable.......................              -                                                                   -
 Notes and capital leases payable to
   affiliates.................................         13,716                                                              13,716
 Program contracts payable....................         32,581       2,815    3,618       23,340      (2,741)               59,613
 Deferred Tax Liability.......................          3,384                                                               3,384
 Other long-term liabilites...................          2,432       8,737                                                  11,169
                                                  -------------------------------------------------------------------------------
                 Total liabilities............        579,716      16,596    9,490       51,026      (5,259)  770,187   1,421,756
                                                  -------------------------------------------------------------------------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY..          2,303           -        -            -                     -       2,303
                                                  -------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
 Preferred stock, $.01 par value, 5,000,000
  shares authorized and -0- outstanding.......              -                                                                   -
 Class A Common stock, $.01 par value,
  35,000,000 shares authorized and -0- and
  10,141,818 shares issued and outstanding,
  respectively...............................              60                                                      42(h)      102
 Class B Common stock, $.01 par value,
  35,000,000 shares authorized and 28,790,000
  shares issued and outstanding..............             288                                                                 288
 Additional paid-in-capital..................         116,089                                                 114,958(h)   231,047
 Accumulated deficit.........................         (20,521)                                                            (20,521)
                                                  --------------------------------------------------------------------------------
          Total stockholders' equity.........          95,916                                                 115,000      210,916
                                                  --------------------------------------------------------------------------------
          Total Liabilities and Stockholder's
              Equity.........................      $  677,935      $16,596   $9,490     $  51,026  $ (5,259) $885,187   $1,634,975
                                                  ================================================================================


                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)


The KSMO and WSTR columns reflect the assets and liabilities acquired in connection with the purchase of KSMO and WSTR. Total acquired intangibles are calculated as follows:

(a)   KSMO:
          Purchase price ............................................ $  7,556
                  Add:    Liabilities acquired -
                          Accounts Payable...........................    1,434
                          Current portion of program contracts.......    3,610
                          Long - term portion of program contracts...    2,815
                          Subordinated debt .........................    8,737
                  Less:   Assets acquired
                          Current portion of program contracts ......   (3,000)
                          Non-current portion of program contracts ..   (3,135)
                          Cash.......................................   (1,135)
                          Accounts Receivable........................   (3,365)
                          Prepaid expenses...........................     (311)
                          Property and equipment ....................   (3,762)
                                                                        ------
                          Acquired intangibles ...................... $  9,444
                                                                      ========

(b)   WSTR:
          Purchase price ............................................  $19,101
                  Add:    Liabilities acquired -
                          Accounts Payable...........................    1,339
                          Current portion of program contracts.......    4,533
                          Long - term portion of program contracts ..    3,618
                  Less:   Assets acquired
                          Current portion of program contracts ......   (3,884)
                          Non-current portion of program contracts ..   (3,740)
                          Cash.......................................   (1,377)
                          Accounts Receivable........................   (2,300)
                          Prepaid expenses...........................      (50)
                          Property and equipment ....................   (8,360)
                                                                        ------
                          Acquired intangibles ...................... $  8,880
                                                                      ========

(c) The River City Broadcasting L.P. (RCB) column reflects the assets and liabilities acquired in connection with the purchase RCB. Total acquired intangibles are calculated as follows:


      RCB:
          Purchase price ............................................ $916,687
                  Add:    Liabilities acquired -
                          Current portion of program contracts.......   25,168
                          Long - term portion of program contracts...   20,599
                  Less:   Assets acquired-
                          Accounts receivable........................  (10,000)
                          Current portion of program contracts ......  (16,925)
                          Non-current portion of program contracts ..  (17,421)
                          Property and equipment .................... (122,152)
                                                                      --------
                          Acquired intangibles ...................... $795,956
                                                                      ========

(d)   To  reflect  the  modification  of  the  current   acquisition   documents
      eliminating the Company's option to acquire WSYX-TV.



(e) To reflect the pay-off by the Company of KSMO and WSTR's debt of $12,882 which was purchased by Chase Bank, and to reflect the cash payment of $60.0 million made in conjunction with the purchase agreement between the Company and River City Broadcasting L.P. which will be applied against the cash proceeds upon closing.


(f) To record debt acquisition costs incurred in conjunction with the Senior Secured Credit Facilities of $28.5 million, and removal of the $9.0 million purchase option to acquire KSMO & WSTR and the $4,775 note receivable from WSTR.


(g) In April 1996, the Company entered into an agreement to acquire the assets of River City Broadcasting L.P. The cash proceeds due the seller at closing of $847,456 and $28,500 (transaction costs due to the lender) will be made utilizing available indebtedness under the Senior Secured Credit Facilities less $105,769, the amount attributable to the purchase of WSYX-TV.


(h) In conjunction with the River City Broadcasting L.P. agreement, the seller will receive $115 million of Series A Exchangeable Preferred Stock. Pending shareholder approval, the Series A Exchangeable Preferred Stock will be exchangeable for 4,181,818 shares of $.01 par value Class A Common Stock.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)





                                                                                   River City
                                                                                     Broad-                             Pro Forma
                                                       Pro Forma                     casting              Pro Forma    Consummated/
                                                     Consummated  KSMO(a)   WSTR(b)    (c)      WSYX(d)  Adjustments    Probable
                                                     ------------------------------------------------------------------------------
REVENUES:
 Station broadcast revenues, net of agency
      commissions...............................   $  48,577       $ 4,145  $ 2,725     $ 47,716   (5,547) $      -      $  97,616
 Revenues realized from station barter
      arrangements..............................       3,593                                                                 3,593
                                                   ------------------------------------------------------------------------------
               Total revenues...................      52,170         4,145    2,725       47,716   (5,547)        -        101,209
                                                   ------------------------------------------------------------------------------

OPERATING EXPENSES:
 Program and production...........................     8,186            96      169        6,197   (1,175)                  13,473
 Selling, general and administrative..............    11,328         1,131    1,153       23,052   (1,519)      416(e)      35,561
 Expenses realized from station barter
        arrangements..............................     2,931                                                                 2,931
 Amortization of program contract costs and net
        realizable value adjustments..............     8,391         1,116   1,365        6,570     (302)                   17,140
 Depreciation and amortization of property
        and equipment.............................     1,815           189     142        3,755     (704)       321(F)       5,518
 Amortization of acquired intangible broad-
        casting assets, non-compete and
        consulting agreements and other
        assets....................................    11,516                     20       8,589    (2,159)     7,452(g)     25,418
                                                   ------------------------------------------------------------------------------
                 Total operating expenses.........    44,167         2,532    2,849      48,163    (5,859)     8,189       100,041
                 Broadcast operating income
                  (loss)..........................     8,003         1,613     (124)       (447)      312     (8,189)        1,168
                                                   ------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
   expense........................................   (10,896)                                                              (10,896)
 Interest (expense)...............................    (1,257)         (356)    (577)     (9,189)              (8,273)(h)   (19,652)
 Interest income..................................     1,351                      8                           (1,047)(h)       312
 Other income (expense)...........................       275            10      845         (80)        (8)                  1,042
                                                   ------------------------------------------------------------------------------
                 Income (loss) before (provision)
                     benefit for income taxes.....    (2,524)        1,267      152      (9,716)       304   (17,509)      (28,026)

(PROVISION) BENEFIT FOR INCOME TAXES..............     1,150          (608)     (73)      4,664       (146)     8,404(l)   13,391
                                                   -----------------------------------------------------------------------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS   $(1,374)     $    659   $   79    $ (5,052)     $ 158     (9,105)  $ (14,635)
                                                   ==============================================================================

EARNINGS PER COMMON SHARE
Net loss per common share..........................  $ (0.04)                                                           $   (0.38)
                                                   ==============================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands).   34,750                                                               38,932(j)
                                                   ==============================================================================

           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in thousands)



(a) The KSMO column reflects the results of operations for the three months ended 3/31/96.


(b) The WSTR column reflects the results of operations for the three months ended 3/31/96.


(c) The River City Broadcasting L.P. (RCB) column reflects the results of operations for RCB for the three months ended 3/31/96.


(d)   To  reflect  the  modification  of  the  current   acquisition   documents
      eliminating the Company's option to acquire WSYX-TV.


(e) To eliminate management fees paid for the three months ended 3/31/96 by RCB and record additional corporate expenses as follows:


      Corporate expenses on a pro forma basis........................... $3,703

      Less: Corporate expenses and management fees
           recorded by Company.......................................... (1,893)
                                                                         -------
      Pro forma adjustment.............................................. $  416


(f) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by KSMO, WSTR, and RCB. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years, calculated as follows:



      Depreciation expense on acquired assets.......................... $ 3,703

      Less: Depreciation expenses recorded by
            KSMO, WSTR and RCB ........................................  (3,382)
                                                                        -------

      Pro forma adjustment............................................. $   321
                                                                        =======

(g) To record amortization expense related to acquired intangible assets and deferred financing costs, and eliminate amortization expense recorded by KSMO, WSTR, and RCB. Intangible assets are to amortized over lives ranging from 1 to 40 years, calculated as follows:



     FCC  License.....................................................  $ 2,094
     Affiliation Agreements...........................................    4,188
     Goodwill.........................................................    1,177
     Goodwill  (LMA)..................................................    5,548
                                                                        -------
                                                                         13,007
     Deferred financing costs.........................................      930

     Less: Intangible  amortization recorded by Paramount and KRRT, KSMO
          WSTR, and RCB...............................................   (6,485)
                                                                         -------

     Pro forma adjustment.............................................  $ 7,452
                                                                        ========




(h) To record interest expense on acquisition financing of $875,956 @ 8.4% for 3 months on the Senior Secured Credit Facilities for RCB and to eliminate interest income on public debt proceeds of $60,000 and $12,882 (with commercial bank at 5.7% for 3 months), for KSMO, WSTR, and RCB, respectively, and to eliminate interest expense and interest income recorded by KSMO, WSTR, and RCB.



                                                                       Interest      Interest
                                                                        Expense       Income
                                                                        -------       ------

     Interest expense and interest income adjustment as noted above..   $(18,395)    $ (1,039)

     Less: Interest expense and interest income recorded by KSMO,
          WSTR and RCB...............................................     10,122           (8)
                                                                         ------       -------

     Pro forma adjustment............................................   $ (8,273)     $(1,047)
                                                                        ========      =======


(i)   To record tax benefit of pro forma adjustments


(j) Weighted average shares outstanding on a Pro Forma Consummated/Probable basis assumes that the $115 million of Series A Exchangeable Preferred Stock was exchanged for 4,181,818 shares of $.01 par value Class A Common Stock as of the IPO date (June 13, 1995).

                        Consolidated Financial Statements

                       Superior Communications Group, Inc.

                                As March 31, 1996

                       Superior Communications Group, Inc.
                                  Balance Sheet
                              As of March 31, 1996
                                  (Unaudited)

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                    $    251,379
   Accounts receivable, net of allowance for
      doubtful accounts of                                         2,201,506
   Program contract rights, current portion                        2,144,852
   Prepaid expenses and other current assets                         120,104
                                                               --------------
      Total current assets                                         4,717,841
                                                               --------------

Property and equipment, net of accumulated
   depreciation                                                    7,209,857
Program contract rights, long-term portion                         2,591,164
Intangible assets, net of accumulated amortization                 8,381,632
                                                               --------------
      Total assets                                              $ 22,900,494
                                                               ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Program contract rights payable, current portion             $  1,841,988
   Accounts payable                                                  239,075
   Accrued liabilities                                               234,565
   Debt-current portion                                            2,300,000
   Other current liabilities                                          21,000
                                                               --------------
      Total current liabilities                                    4,636,628

PROGRAM CONTRACTS PAYABLE, net of current portion                  2,367,888
DEBT, net of current portion                                      11,110,945
OTHER LIABILITIES, net of current portion                          3,421,188
                                                               --------------
      Total liabilities                                           21,536,649

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock                                                           12
   Preferred stock                                                 9,365,801
   Additional Paid-in Capital                                         36,210
   Retained Deficit                                               (5,163,678)
   Treasury stock                                                 (2,874,500)
                                                               --------------
      Total stockholders' equity                                   1,363,845
                                                               --------------
      Total liabilities and stockholders' equity                $ 22,900,494
                                                               ==============

The accompanying notes are an integral part of this unaudited balance sheet.


                       Superior Communications Group, Inc.
                             Statement of Operations
          For the Three Months Ended March 31, 1995 and March 31, 1996
                                  (Unaudited)

                                                                                     1995               1996
                                                                                 --------------     --------------

REVENUES:
   Advertising revenue, net of agency commissions of $465,520
       and $595,294, respectively                                                  $ 2,691,717        $ 3,388,945

OPERATING EXPENSES:
   Programming and production                                                         350,842            437,116
   Selling, general and administrative                                              1,205,203          1,690,357
   Amortization of program contract rights                                            695,697            548,891
   Depreciation and amortization of property and equipment                            271,810            279,096
   Amortization of intangible assets                                                  403,218            399,114
                                                                                 --------------     --------------
      Total operating expenses                                                      2,926,770          3,354,574
                                                                                 --------------     --------------

      Broadcast operating income (loss)                                              (235,053)            34,371
                                                                                 --------------     --------------

OTHER INCOME:
   Interest expense, net                                                             (396,478)          (346,928)
   Other income (expense)                                                                   -              2,739
                                                                                 --------------     --------------
      Total other income                                                             (396,478)          (344,189)
                                                                                 --------------     --------------
      Income (loss) before (provision) benefit for income taxes                      (631,531)          (309,818)

BENEFIT FOR INCOME TAXES                                                              176,829             86,749
                                                                                 --------------     --------------

      Net loss                                                                    $  (454,702)      $   (223,069)
                                                                                 ==============     ==============

The accompanying notes are an integral part of these unaudited statements.

                       Superior Communications Group, Inc.
                             Statement of Cash Flows
          For the Three Months Ended March 31, 1995 and March 31, 1996
                                  (Unaudited)


                                                                                1995              1996
                                                                           ---------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                                                 $  (454,702)      $ (223,069)
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                             271,810          279,096
      Amortization of intangible assets                                         403,218          399,114
      Amortization of program contracts rights                                  695,697          548,891
   Changes in assets and liabilities:
      Decrease in accounts receivable                                           571,602          465,370
      Increase in other current assets                                         (174,829)         (84,749)
      (Increase) decrease in prepaid expenses                                  (162,044)          13,810
      (Decrease) increase in accounts payable                                   (15,098)          56,893
      (Decrease) increase in accrued liabilities                                (41,677)          27,065
      Decrease in other current liabilities                                     (67,086)        (196,631)
   Film Rights Payments                                                        (433,617)        (523,324)
                                                                           ---------------     ------------
      Net cash flows provided by operating activities                           593,274          762,466
                                                                           ---------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of treasury stock                                               (2,885,000)               -
   Additions to property and equipment                                          (38,058)        (101,659)
                                                                           ---------------     ------------
      Net cash flows used in investing activities                            (2,923,058)        (101,659)
                                                                           ---------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                                 (737,500)        (681,646)
   Proceeds from issuance of long term debt                                   2,900,000                -
                                                                           ---------------     ------------
      Net cash flows provided by (used in) financing activities               2,162,500         (681,646)
                                                                           ---------------     ------------
      Net decrease in cash                                                     (167,284)         (20,839)
                                                                           ---------------     ------------

CASH, beginning of period                                                     1,088,527          272,218
                                                                           ===============     ============
CASH, end of period                                                         $   921,243       $  251,379
                                                                           ===============     ============

The accompanying notes are an integral part of these unaudited statements.

                       Superior Communications Group, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 1996


1.  Significant Accounting Policies

Description of Business

The consolidated  financial  statements of Superior  Communications  Group, Inc.
(SCGI) include the accounts of SCGI and its wholly owned subsidiaries, Superior Communications of Kentucky, Inc. (SCKI) and Superior Communications of Oklahoma, Inc. (SCOI), which are collectively referred to as the Company. All intercompany balances have been eliminated. The Company owns and operates television broadcasting stations in Lexington, Kentucky and Oklahoma City, Oklahoma.

These statements are unaudited, and certain information and footnote disclosures normally included in the Company's annual financial statements have been omitted, as permitted under the applicable rules and regulations. Readers of these statements should refer to the financial statements and notes thereto as of December 31, 1995 and for the year ended included elsewhere in this filing. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

Organization

The Company, previously known as Superior Communications of Kentucky, L.P. (the Partnership), was incorporated in its current form on January 28, 1994 concurrent with the acquisition of SCOI (Note 2). Effective on January 28, 1994, the former partners of the Partnership exchanged all of their partnership interests for shares of preferred and common stock of the newly formed parent company, SCGI, under a Security Purchase and Exchange Agreement (Exchange Agreement) and the Partnership was then dissolved. Additionally, the former corporate general partner of the Partnership was also dissolved and the shareholders of the general partner exchanged certain operating assets with the Company for preferred and common stock. Furthermore, under the Exchange Agreement, SCGI then contributed the operating assets of the former partnership to the newly formed SCKI in exchange for all of the outstanding common stock of SCKI.

2.  Acquisition of Station

On January 28, 1994, SBI, a newly formed corporation and wholly owned subsidiary of the Company, purchased all of the outstanding stock of Oklahoma City Broadcasting Company (OCBC) for $10,973,241. The acquisition was accounted for as a purchase transaction with the purchase price being allocated to the assets and liabilities acquired based upon their fair market values at the date of acquisition. In connection with the transaction, SBI also entered into a noncompete agreement with the seller of OCBC valued at $1,500,000, for which a note payable was issued to the seller. The cost of the noncompete agreement is being amortized over the five-year term of the agreement. The acquisition was financed from the issuance of stock for $3,100,000 and from bank debt in the amount of $7,873,241. Concurrent with the acquisition, SBI and OCBC merged, forming SCOI.

3. Due to Related Parties

Amounts due to related parties consist of fees charged by shareholders of the Company in connection with the acquisition of the Partnership (Note 1) in November 1992 and includes accrued interest at 7.75%.

4.  Sale of Station

On March 4, 1996, the shareholders of the Company entered into an agreement with an unrelated entity to sell all of the Company's outstanding shares of preferred and common stock. Pursuant to the terms of the stock purchase agreement, the buyer will cause the Company to pay in full all of the outstanding debt of the Company plus accrued interest and prepayment penalties. The balance of the proceeds will be distributed to the selling shareholders.

Kansas City TV 62
Limited Partnership
Financial Statements
As of March 31, 1996

                     Kansas City TV 62 Limited Partnership
                                 Balance Sheet
                              As of March 31, 1996
                                  (Unaudited)

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                         $ 1,134,922
   Accounts receivable, net of allowance for
      doubtful accounts of                                             3,364,947
   Program contract rights, current portion                            3,000,296
   Prepaid expenses and other current assets                             310,542
                                                                     -----------
      Total current assets                                             7,810,707

Property and equipment, net of accumulated
   depreciation                                                          601,414
Due from related party                                                    11,228
Program contract rights, long-term portion                             3,134,620
Intangible assets, net of accumulated amortization                     3,772,238
                                                                     -----------
      Total assets                                                   $15,330,207
                                                                     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Program contract rights payable, current portion                  $ 3,610,305
   Accounts payable                                                       42,122
   Deferred revenue                                                      115,592
   Accrued liabilities                                                 1,391,839
   Note payable, current portion                                       1,125,000
                                                                     -----------
      Total current liabilities                                        6,284,858

PROGRAM CONTRACTS PAYABLE, net of current portion                      2,815,307
NOTE PAYABLE, net of current portion                                  14,355,040
                                                                     -----------
      Total liabilities                                               23,455,205
                                                                     -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock                                                             -
   Additional paid-in capital                                               -
   Retained earnings                                                 (8,124,998)
                                                                     -----------
      Total stockholders' equity                                     (8,124,998)
                                                                     -----------
      Total liabilities and stockholders' equity                     $15,330,207
                                                                     ===========

The accompanying notes are an integral part of this unaudited balance sheet.

                     Kansas City TV 62 Limited Partnership
                            Statement of Operations
          For the Three Months Ended March 31, 1995 and March 31, 1996
                                  (Unaudited)

                                                                        1995         1996
                                                                     ----------   ----------
REVENUES:
   Advertising revenue, net of agency commissions
      of $581,860 and $704,751                                       $ 2,864,403  $3,292,377

   Revenues realized from barter arrangements                            677,728     852,925
                                                                     -----------  ----------
Total Revenues                                                         3,542,131   4,145,302

OPERATING EXPENSES:
   Programming and production                                             74,576      96,444
   Selling, general and administrative                                 1,214,856   1,130,566
   Amortization of program contract rights                               932,292   1,116,516
   Depreciation and amortization of property and equipment               207,504     188,655
   Amortization of intangible assets
                                                                     -----------  ----------
      Total operating expenses                                         2,429,228   2,532,181
                                                                     -----------  ----------
      Broadcast operating income                                       1,112,903   1,613,121
                                                                     -----------  ----------

OTHER INCOME:
   Interest expense, net                                                (544,488)   (356,500)
   Other income (expense)                                                (19,420)      9,907
                                                                     -----------  ----------
      Total other income                                             $   563,908  $ (346,593)
                                                                     -----------  ----------
      Net income                                                     $   548,995  $1,266,528
                                                                     ===========  ==========

Pro Forma Net Income After Imputing An Income Tax Provision:

Net income as reported                                               $   548,995  $1,266,528
Imputed income tax provision                                            (263,518)   (607,933)
                                                                     -----------  ----------
     Pro Forma net income                                            $   285,477  $  658,595
                                                                     ===========  ==========



   The accompanying notes are an integral part of these unaudited statements.


                      Kansas City TV 62 Limited Partnership
                             Statement of Cash Flows
          For The Three Months Ended March 31, 1995 and March 31, 1996
                                   (Unaudited)

                                                                      1995              1996
                                                               --------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                   $    548,995       $  1,266,528
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                  154,941            140,806
      Amortization of goodwill and other intangible assets            52,563             47,849
      Amortization of program contracts rights                       300,665            293,347
   Changes in assets and liabilities:
      Decrease in accounts receivable                                420,322            587,850
      Increase in prepaid expenses                                   (48,633)          (292,998)
      Increase (Decrease) in accounts payable                        176,562            (80,213)
      Decrease in accrued liabilities                               (155,643)          (153,857)
      Decrease in other current liabilities                           (8,244)           (26,847)
   Film Rights Payments                                             (549,884)          (463,773)
                                                               --------------      ------------
      Net cash flows from operating activites                        891,644          1,318,692
                                                               --------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                               (41,536)            (7,586)
                                                               --------------      ------------
      Net cash flows from investing activities                       (41,536)            (7,586)
                                                               --------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                             -           (766,070)
   Proceeds from issuance of long-term debt                          745,838                  -
                                                               --------------      ------------
      Net cash flows from financing activities                       745,838           (766,070)
                                                               --------------      ------------
      Net increase in cash                                         1,595,946            545,036
                                                               --------------      ------------

CASH, beginning of year                                              978,488            589,885
                                                               --------------      ------------
CASH, end of year                                               $  2,574,434       $  1,134,922
                                                               ==============      ============

Supplemental Schedule of Noncash Investing and Financing
    Activities:
    Film contracts acquired                                     $     41,000       $    308,400
                                                               --------------      ------------
    Film contract liability additions                           $     41,000       $    308,400
                                                               ==============      ============


   The accompanying notes are an integral part of these unaudited statements.

                      KANSAS CITY TV 62 LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996


1.  ORGANIZATION:

Kansas City TV 62 Limited Partnership (the "Partnership") is a joint venture of ABRY Communications III, L.P., the general partner, and Copley Place Capital Group, the limited partner. The Partnership was organized under the laws of the State of Delaware on April 18, 1990. On September 21, 1990, the Partnership acquired the business and certain assets of Kansas City Television, Inc. (the "Seller"). The Partnership is a television broadcaster serving the Kansas City area through Station KSMO on UHF Channel 62.

These statements are unaudited, and certain information and footnote disclosures normally included in the Partnership's annual financial statements have been omitted, as permitted under the applicable rules and regulations. Readers of these statements should refer to the financial statements and the notes thereto as of December 31, 1995 and for the year ended included elsewhere in this filing. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

2.   RELATED PARTY TRANSACTIONS:

Prior to 1995, ABRY Communications III, L.P., provided certain administrative and support services to the Partnership for which it was paid a management fee. Management fees charged to operations aggregated $276,000 in 1994. No management fees were charged during 1995.

3.  OPTION AGREEMENT:

On May 24, 1994, the Partnership entered into an agreement whereby the Partnership granted a third-party an option to acquire the assets of the station for an amount equal to the lesser of outstanding debt as of the exercise date, including accrued interest thereon, or $9,000,000. The acquiring entity will assume all other liabilities of the station. In conjunction with option agreement, the Partnership entered into an agreement with the third-party whereby the Partnership would pay the third-party a consulting fee of $250,000 per year as long as the option is outstanding.

Cincinnati TV 64
Limited Partnership
Financial Statements
As of March 31, 1996

                      CINCINNATI TV 64, Limited Partnership
                                  Balance Sheet
                              As of March 31, 1996
                                   (Unaudited)

                   ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                $     1,377,254
   Accounts receivable, net of allowance for
      doubtful  accounts of $101,814                              2,299,958
   Program  contract  rights,  current portion                    3,884,101
   Deferred barter costs                                                  -
   Prepaid  expenses-related  party                                       -
   Prepaid expenses and other current assets                         50,082
   Intercompany receivables                                               -
                                                            ---------------
      Total current assets                                        7,611,395

Property and equipment, net of accumulated
   depreciation                                                   5,098,809
Program contract rights, long-term portion                        3,739,834
Intangible assets, net of accumulated amortization                1,726,596
Other assets
                                                            ---------------
      Total assets                                          $    18,176,634
                                                            ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Program contract rights payable, current portion         $     4,532,849
   Accounts payable                                                 553,590
   Deferred barter revenue                                          133,424
   Accrued liabilities                                              785,554
   Intercompany payable                                                   -
   Debt-Current                                                     950,004
   Other current liabilities
                                                            ---------------
      Total current liabilities                                   6,955,421

CAPITAL LEASE OBLIGATION, noncurrent portion
PROGRAM CONTRACTS PAYABLE, noncurrent portion                     3,617,753
DEBT- LONG-TERM                                                  18,576,603
OTHER LIABILITIES- LONG-TERM                                              -
                                                            ---------------
      Total liabilities                                          29,149,777


COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock                                                 (10,973,143)
   Additional Paid-in Capital                                             -
   Retained Earnings                                                      -
                                                            ---------------
      Total stockholders' equity                                (10,973,143)
                                                            ---------------
      Total liabilities and stockholders' equity            $    18,176,634
                                                            ================

The accompanying notes are an integral part of this unaudited balance sheet.

                     Cincinnati TV 64, Limited Partnership
                            Statement of Operations
          For The Three Months Ended March 31, 1995 and March 31, 1996
                                  (Unaudited)


REVENUES:                                                    1995      1996
                                                          ----------------------
   Advertising revenue, net of agency commissions
     of $461,779 and $534,872                             $2,423,565  $2,725,271

OPERATING EXPENSES:
   Programming and production                                156,546     168,749
   Selling, general and administrative                       867,744   1,153,301
   Expenses realized from station barter agreements                -           -
   Amortization of program contract rights                 1,231,675   1,365,464
   Depreciation and amortization of property and equipment   156,177     142,019
   Amortization of intangible assets                          19,350      19,350
                                                          ----------  ----------
      Total operating expenses                             2,431,492   2,848,883
                                                          ----------  ----------

      Broadcast operating income                              (7,927)  (123,612)
                                                          ----------  ----------
OTHER INCOME:
   Interest Expense                                         (647,838)  (576,601)
   Interest income, net                                        3,853      7,885
   Other income                                              838,360    844,789
                                                          ----------  ----------
      Total other income                                     194,375    276,073
                                                          ----------  ----------
      Net income                                          $  186,448  $ 152,461
                                                          ==========  ==========

Pro Forma Net Income After Imputing An Income Tax
   Provision:
   Net income, as reported                                $  186,448  $ 152,461
   Imputed income tax provision                              (89,495)   (73,181)
                                                          ----------- ----------
      Pro Forma net income                                $   96,953  $  79,280
                                                          ==========  ==========

The accompanying notes are an integral part of these unaudited statements.

                     Cincinnati TV 64, Limited Partnership
                            Statement of Cash Flows
          For the Three Months Ended March 31, 1995 and March 31, 1996
                                  (Unaudited)


                                                                                                1995          1996
                                                                                             ----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                                                $  186,448   $   152,461
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                                             156,177       142,019
      Accretion of Subdebt                                                                       82,276        98,685
      Amortization of goodwill and other intangible assets                                       19,350        19,350
      Amortization of program contracts rights                                                  359,035       509,368

   Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                                                833,229       924,876
      (Increase) decrease in prepaid expenses and other current assets                          (21,061)      (35,255)
      Increase (decrease) in accounts payable                                                  (604,357)     (308,257)
      Increase (decrease)in accrued liabilities                                                 171,121       137,603
      Increase (decrease) in program rights payable                                            (115,521)     (665,479)
      Increase (decrease) in notes payable                                                            -      (186,719)
                                                                                             ----------   ------------
      Net cash provided by operating activities                                               1,066,697       788,652
                                                                                             ----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                                                          (69,634)       (2,897)
                                                                                             ----------   -----------
      Net cash flows from investing activities                                                  (69,634)       (2,897)
                                                                                             ----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                                                 (550,001)      (50,001)
                                                                                             ----------   -----------
      Net cash flows used in financing activities                                              (550,001)      (50,001)
                                                                                             ----------   -----------
      Net increase in cash                                                                      447,062       735,754

CASH, beginning of period                                                                       482,000       641,500
Cash, end of period                                                                          $  929,062   $ 1,377,254
                                                                                             ==========   ===========

Supplemental Schedule of Noncash investing and financing:

                   Film contracts acquired                                                   $  206,000   $   (8,000)
                                                                                             ----------   ----------

                   Film liability additions                                                  $  206,000   $   (8,000)
                                                                                             ==========   ===========

The accompanying notes are an integral part of these unaudited statements.


                      CINCINNATI TV 64 LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996


1.  ORGANIZATION:

Cincinnati TV 64 Limited Partnership (the "Partnership") is a joint venture of ABRY Communications II, L.P., the general partner, and Copley Place Capital Group, the limited partner. The Partnership was organized under the laws of the State of Delaware on August 1, 1989. The Partnership is a television broadcaster serving the Cincinnati, Ohio area through Station WSTR on UHF Channel 64.

These statements are unaudited, and certain information and footnote disclosures normally included in the Partnership's annual financial statements have been omitted, as permitted under the applicable rules and regulations. Readers of these statements should refer to the financial statements and the notes thereto as of December 31, 1995 and for the year ended included elsewhere in this filing. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

2.   RELATED PARTY TRANSACTIONS:

Prior to 1995, ABRY Communications II, L.P., provided certain administrative and support services to the Partnership for which it was paid a management fee.

3.  OPTION AGREEMENT:

On May 24, 1994, the Partnership entered into an agreement whereby the Partnership granted a third-party an option to acquire the assets of the station for an amount equal to the lesser of outstanding debt as of the exercise date, including accrued interest thereon, or $11,000,000. The acquiring entity will assume all other liabilities of the station. In conjunction with option agreement, the Partnership entered into an agreement with the third-party whereby the Partnership would pay the third-party a consulting fee of $250,000 per year as long as the option is outstanding. The third-party exercised this option in January 1996. The transaction is subject to regulatory approval.

                             RIVER CITY BROADCASTING
                         (RIVER CITY BROADCASTING, L.P.
                       AND ITS MAJORITY-OWNED BUSINESSES)

                        Consolidated Financial Statements

                              As of March 31, 1996

                          River City Broadcasting L.P.
                                  Balance Sheet
                              As of March 31, 1996
                                   (Unaudited)

                            ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                  $   1,969,498
   Accounts receivable, net of allowance for
      doubtful accounts of                                       45,488,514
   Program contract rights, current portion                      18,713,753
   Prepaid expenses and other current assets                      7,809,096
                                                             ------------------
      Total current assets                                       73,980,861

Property and equipment, net of accumulated
   depreciation                                                  95,799,916
Program contract rights, long-term portion                       20,364,645
Intangible assets, net of accumulated amortization              344,954,112
Other Non-current assets                                         23,823,652
                                                             ------------------
      Total assets                                            $ 558,923,186
                                                             ==================

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                           $  11,794,728
   Program contract rights payable, current portion              27,686,463
   Accrued expenses                                               1,579,437
   Note payable, current portion                                 27,615,897
                                                             ------------------
      Total current liabilities                                  68,676,525

PROGRAM CONTRACTS PAYABLE, net of current portion                23,339,961
Long_Term Debt, net of current portion                          411,413,000
Accrued interest                                                  7,181,294
Other long-term liabilities                                       5,529,333
                                                             ------------------
      Total liabilities                                         516,140,113
                                                             ------------------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                                                42,783,073


                                                             ------------------
      Total liabilities and partners' capital                 $ 558,923,186
                                                             ==================


  The accompanying notes are an integral part of this unaudited balance sheet.

                          River City Broadcasting L.P.
                             Statement of Operations
          For the Three Months Ended March 31, 1995 and March 31, 1996
                                   (Unaudited)

                                                                    1995                        1996
                                                                ---------------             ---------------
Net operating revenues:
     Local time sales                                           $ 19,663,478             $    27,584,261
     National time sales                                          14,369,561                  17,475,124
     Other revenues                                                1,117,268                   2,656,661
                                                               ---------------             ---------------

Total Net Revenue                                                 35,150,307                 47,716,046

Operating costs:
   Programming and production                                      3,379,240                  6,196,755
   Selling, general and administrative                            13,564,372                 23,052,357
   Amortization of program contract rights                         6,666,141                  6,570,472
   Depreciation                                                    2,962,204                  3,754,598
   Amortization of intangible assets                               5,967,595                  8,589,180
                                                               ---------------             ---------------
      Total operating expenses                                    32,539,552                 48,163,362
                                                               ---------------             ---------------

      Broadcast operating income                                   2,610,755                   (447,316)
                                                               ---------------             ---------------

Other income:
   Interest expense, net                                         (10,088,258)                (9,189,378)
   Other income (expense)                                           (566,675)                   (80,007)
                                                               ---------------             ---------------
      Total other income                                         (10,654,933)                (9,269,385)
                                                               ---------------             ---------------
      Net loss                                                  $ (8,044,178)           $    (9,716,701)
                                                               ===============             ===============

Pro Forma Net Loss After Imputing An Income Tax Benefit:

Net loss as reported                                            $ (8,044,178)           $    (9,716,701)
Imputed income tax benefit                                         3,861,205                  4,664,016
                                                               ---------------             ---------------
     Pro Forma net loss                                         $ (4,182,973)           $    (5,052,685)
                                                               ===============             ===============


   The accompanying notes are an integral part of these unaudited statements.

                          River City Broadcasting L.P.
                             Statement of Cash Flows
          For The Three Months Ended March 31, 1995 and March 31, 1996
                                   (Unaudited)

                                                                              1995                     1996
                                                                           ------------            -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                 $ (8,044,178)         $  (9,716,701)
   Adjustments to reconcile net loss to net cash
      provided by operating activities:
      Depreciation and amortization                                            2,962,204              3,754,598
      Amortization of goodwill and other intangible assets                     6,383,653              8,623,575
      Amortization of program contracts rights                                 6,666,141              6,570,472
   Changes in assets and liabilities:
      Decrease in accounts receivable                                          7,374,201             10,353,647
      (Increase)decrease in prepaid expenses                                     327,811               (163,934)
      (Increase)decrease in noncurrent assets                                     19,368             (3,563,341)
      Increase in accounts payable and accrued expenses                          831,595              1,540,224
      Deferred compensation                                                      335,823                      -
   Retirement of film contract payable                                        (6,863,414)            (8,408,085)
                                                                             ------------            -----------
      Net cash flows from operating activites                                  9,993,204              8,990,455
                                                                             ------------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                                        (4,349,795)            (1,350,389)
   Additions to licenses and other intangibles                                         -             (1,480,517)
   Costs to acquire other stations                                           (13,000,000)            (3,200,000)
                                                                             ------------            -----------
      Net cash flows from investing activities                               (17,349,795)            (6,030,906)
                                                                             ------------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                               (11,050,000)            (4,000,000)
   Net borrowings under senior credit facility                                17,000,000                      -
                                                                             ------------            -----------
      Net cash flows from financing activities                                 5,950,000             (4,000,000)
                                                                             ------------            -----------

Net decrease in cash                                                          (1,406,591)            (1,040,451)
CASH, beginning of period                                                      2,444,738              3,009,949
                                                                            ------------            ------------
CASH, end of period                                                         $  1,038,147          $   1,969,498
                                                                            ============            ============



   The accompanying notes are an integral part of these unaudited statements.

                          RIVER CITY BROADCASTING L.P.
                   Notes to Consolidated Financial Statements
                                 March 31, 1996


1.  Business Description

River City Broadcasting, L.P. (River City Broadcasting or the Partnership) is a limited partnership formed to purchase and operate broadcast properties and related activities. River City Broadcasting has acquired nine broadcast television stations and 24 radio stations. The Partnership also operates one television station and three radio stations under local marketing agreements
(LMAs). River City Broadcasting is managed by its general partner subject to terms and conditions specified in the Second Amended and Restated Agreement and conditions specified in the Second Amended and Restated Agreement of Limited Partnership (Limited Partnership Agreement).

On September 3, 1993, River City Broadcasting entered into a Reorganization Agreement, whereby additional equity funding was injected into the Partnership, and certain partners' interests were redeemed (the Recapitalization).

These statements are unaudited, and certain information and footnote disclosures normally included in the Company's annual financial statements have been omitted, as permitted under the applicable rules and regulations. Readers of these statements should refer to the financial statements and notes thereto as of December 31, 1995 and for the year ended included elsewhere in this filing. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

Related Party Transactions

Prior to the Recapitalization, the general partner received a management fee from each station primarily based on the individual station's revenues.
Subsequent to the Recapitalization, the general partner no longer received management fees. Pursuant to the Recapitalization, corporate expenses are allocated to each station to cover the salaries and expenses of senior management. Such allocation is based upon certain financial information and management's estimate of actual time spent. Management believes the allocation is reasonable and approximates what the expense would have been on a stand-alone basis.

Subsequent Event

In January 1996, the Partnership acquired the remaining 40% partnership interest in Twin Peaks Radio which owned and operated three radio stations in the Albuquerque, New Mexico area.